Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter 2020 Financial Results

Wilmington, DE – January 28, 2021 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter of 2020.

Highlights

•	For the quarter ended December 31, 2020, The Bancorp earned net income of $24.0 million from continuing operations, and $0.41 diluted earnings per share from combined continuing and discontinued operations.

•	Annualized return on assets and equity for the quarter ended December 31, 2020 amounted to 1.6% and 17%, respectively, compared to 1.5% and 17% (annualized), respectively, for the quarter ended September 30, 2020.

•	Net interest margin amounted to 3.58% for the quarter ended December 31, 2020, compared to 3.12% for the quarter ended December 31, 2019 and 3.37% for the quarter ended September 30, 2020.

•	Net interest income increased 47% to $51.7 million for the quarter ended December 31, 2020, compared to $35.2 million for the quarter ended December 31, 2019.

•	Average loans and leases, including loans at fair value, increased 72% to $4.34 billion for the quarter ended December 31, 2020, compared to $2.53 billion for the quarter ended December 31, 2019.

•	Prepaid, debit card and related fees increased 5% to $17.8 million for the quarter ended December 31, 2020, compared to $17.0 million for the quarter ended December 31, 2019. Gross dollar volume (GDV), representing total spend on cards, increased 18% between those periods.

•	SBLOC (securities-backed lines of credit), IBLOC (insurance backed lines of credit) and advisor financing loans increased 56% year over year and 10% quarter over quarter to $1.6 billion at December 31, 2020.

•	Small Business Loans, including those held at fair value, increased 14% year over year to $654 million at December 31, 2020, exclusive of $166 million of Paycheck Protection Program balances.

•	The average interest rate on $5.40 billion of average deposits and interest-bearing liabilities in the fourth quarter of 2020 was 0.24%. Average prepaid and debit card account deposits of $3.59 billion for fourth quarter 2020, reflected an increase of 33% over the $2.70 billion for the quarter ended December 31, 2019.

•	Consolidated leverage ratio was 9.20% at December 31, 2020. The Bancorp and its subsidiary, The Bancorp Bank (the “Bank”), remain well capitalized.

•	Book value per common share at December 31, 2020 was $10.10 per share compared to $8.52 at December 31, 2019, an increase of 19%, primarily as a result of retained earnings per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “We have completed our strategic business plan, strategic agenda and budget for 2021. The main focus continues to be product and platform expansion with a rigorous focus on building the best payments ecosystem in the financial services industry. Our plan includes a comprehensive and integrated analysis of the market and competitors, and the needed investments to build towards the future and create scalable core competencies that our partners can use to innovate and grow. We also continue to invest heavily in anti-money laundering and compliance to have best-in-class capabilities to meet regulatory guidance and expectations. Our guidance target for 2021 is $1.70 a share or approximately $100 million in net income, which does not include the impact of planned share repurchases.”

The Bancorp reported net income of $24.2 million, or $0.41 per diluted share, for the quarter ended December 31, 2020, compared to net income of $1.9 million, or $0.03 per diluted share, for the quarter ended December 31, 2019. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.20%, 14.43%, 14.84% and 14.43%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 29, 2021 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 8952947.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 5, 2021 by dialing 855.859.2056, access code 8952947.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

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Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

aviroslav@thebancorp.com

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The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2020	2019	2020	2019
	(dollars in thousands except per share data)

Net interest income	$51,713	35,179	$194,866	$141,288
Provision for credit losses	554	1,450	6,352	4,400
Non-interest income
Service fees on deposit accounts	7	6	30	75
ACH, card and other payment processing fees	1,788	1,962	7,101	9,376
Prepaid, debit card and related fees	17,818	17,004	74,465	65,141
Net realized and unrealized gains (losses) on commercial loans originated for sale	1,538	(247)	(3,874)	24,072
Change in value of investment in unconsolidated entity	—	—	(45)	—
Leasing related income	499	932	3,294	3,243
Other non-interest income	1,650	841	3,646	2,220
Total non-interest income	23,300	20,498	84,617	104,127
Non-interest expense
Salaries and employee benefits	27,087	24,067	101,737	94,259
Data processing expense	1,174	1,210	4,712	4,894
Legal expense	1,005	995	5,141	5,319
FDIC insurance	2,121	2,141	9,808	7,025
Software	3,570	3,551	14,028	12,731
SEC settlement	—	7,500	—	8,900
Lease termination expense	—	—	—	908
Other non-interest expense	6,826	8,258	29,421	34,485
Total non-interest expense	41,783	47,722	164,847	168,521
Income from continuing operations before income taxes	32,676	6,505	108,284	72,494
Income tax expense	8,655	3,641	27,688	21,226
Net income from continuing operations	24,021	2,864	80,596	51,268
Discontinued operations
Income (loss) from discontinued operations before income taxes	(1,096)	(1,365)	(3,816)	510
Income tax expense (benefit)	(1,246)	(355)	(3,304)	219
Net income (loss) from discontinued operations, net of tax	150	(1,010)	(512)	291
Net income	$24,171	$1,854	$80,084	$51,559

Net income per share from continuing operations - basic	$0.42	$0.05	$1.40	$0.90
Net income (loss) per share from discontinued operations - basic	$—	$(0.02)	$(0.01)	$0.01
Net income per share - basic	$0.42	$0.03	$1.39	$0.91

Net income per share from continuing operations - diluted	$0.41	$0.05	$1.38	$0.89
Net income (loss) per share from discontinued operations - diluted	$—	$(0.02)	$(0.01)	$0.01
Net income per share - diluted	$0.41	$0.03	$1.37	$0.90
Weighted average shares - basic	57,597,124	56,924,543	57,474,612	56,765,635
Weighted average shares - diluted	59,146,222	57,847,509	58,411,222	57,338,985

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Balance sheet	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,984	$6,220	$5,094	$19,928
Interest earning deposits at Federal Reserve Bank	339,531	294,758	475,627	924,544
Total cash and cash equivalents	345,515	300,978	480,721	944,472

Investment securities, available-for-sale, at fair value	1,206,164	1,264,903	1,324,447	1,320,692
Investment securities, held-to-maturity, at cost	—	—	—	84,387
Commercial loans, at fair value (held-for-sale at June 30, 2020 and December 31, 2019	1,810,812	1,849,947	1,807,630	1,180,546
Loans, net of deferred fees and costs	2,652,323	2,488,760	2,322,737	1,824,245
Allowance for credit losses	(16,082)	(15,727)	(14,625)	(10,238)
Loans, net	2,636,241	2,473,033	2,308,112	1,814,007
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,368	1,368	1,368	5,342
Premises and equipment, net	17,608	15,849	16,701	17,538
Accrued interest receivable	20,458	18,852	18,897	13,619
Intangible assets, net	2,447	2,563	2,710	2,315
Deferred tax asset, net	10,611	7,952	7,921	12,538
Investment in unconsolidated entity	31,294	31,783	34,064	39,154
Assets held for sale from discontinued operations	113,650	122,253	128,463	140,657
Other assets	81,265	79,821	83,003	81,696
Total assets	$6,277,433	$6,169,302	$6,214,037	$5,656,963

Liabilities:
Deposits
Demand and interest checking	$5,205,010	$4,882,834	$5,089,741	$4,402,740
Savings and money market	257,050	505,928	455,458	174,290
Time deposits	—	—	—	475,000
Total deposits	5,462,060	5,388,762	5,545,199	5,052,030

Securities sold under agreements to repurchase	42	42	42	82
Senior debt	98,314	98,222	—	—
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	40,277	40,462	40,639	40,991
Other liabilities	82,175	69,954	81,677	65,962
Total liabilities	$5,696,269	$5,610,843	$5,680,958	$5,172,466

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,650,629 and 56,940,521 shares issued and outstanding at December 31, 2020 and 2019, respectively	57,651	57,591	57,555	56,941
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	378,218	376,751	374,578	371,633
Retained earnings	128,453	104,282	81,028	50,742
Accumulated other comprehensive income	17,708	20,701	20,784	6,047
Total shareholders' equity	581,164	558,459	533,079	484,497

Total liabilities and shareholders' equity	$6,277,433	$6,169,302	$6,214,037	$5,656,963

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Average balance sheet and net interest income	Three months ended December 31, 2020			Three months ended December 31, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans net of deferred fees and costs	$4,329,794	$45,524	4.21%	$2,514,401	$31,177	4.96%
Leases - bank qualified*	7,346	138	7.51%	12,633	229	7.25%
Investment securities-taxable	1,239,062	9,229	2.98%	1,441,895	9,636	2.67%
Investment securities-nontaxable*	4,041	35	3.46%	5,825	47	3.23%
Interest earning deposits at Federal Reserve Bank	193,560	48	0.10%	569,804	2,505	1.76%
Net interest earning assets	5,773,803	54,974	3.81%	4,544,558	43,594	3.84%

Allowance for credit losses	(15,804)			(10,162)
Assets held for sale from discontinued operations	117,482	965	3.29%	149,301	1,416	3.79%
Other assets	220,595			254,809
	$6,096,076			$4,938,506

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,978,562	$1,679	0.13%	$3,749,860	$5,405	0.58%
Savings and money market	270,820	134	0.20%	66,151	51	0.31%
Time	—	—	—%	406,730	2,217	2.18%
Total deposits	5,249,382	1,813	0.14%	4,222,741	7,673	0.73%

Short-term borrowings	32,989	17	0.21%	102,832	507	1.97%
Securities sold under agreements to repurchase	41	—	—%	84	—	—%
Subordinated debentures	13,401	116	3.46%	13,401	177	5.28%
Senior debt	100,031	1,279	5.12%	—	—	—%
Total deposits and liabilities	5,395,844	3,225	0.24%	4,339,058	8,357	0.77%

Other liabilities	130,420			115,112
Total liabilities	5,526,264			4,454,170

Shareholders' equity	569,812			484,336
	$6,096,076			$4,938,506
Net interest income on tax equivalent basis*		$52,714			$36,653

Tax equivalent adjustment		36			58

Net interest income		$52,678			$36,595
Net interest margin *			3.58%			3.12%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2020 and 2019.

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Average balance sheet and net interest income	Year ended December 31, 2020			Year ended December 31, 2019
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans net of deferred fees and costs	$3,931,758	$170,449	4.34%	$2,402,686	$126,176	5.25%
Leases - bank qualified*	8,885	647	7.28%	14,968	1,177	7.86%
Investment securities-taxable	1,317,031	37,822	2.87%	1,406,247	42,286	3.01%
Investment securities-nontaxable*	4,412	145	3.29%	6,533	215	3.29%
Interest earning deposits at Federal Reserve Bank	381,290	1,885	0.49%	472,279	10,007	2.12%
Net interest earning assets	5,643,376	210,948	3.74%	4,302,713	179,861	4.18%

Allowance for credit losses	(13,878)			(9,696)
Assets held for sale from discontinued operations	127,519	4,222	3.31%	169,986	6,710	3.95%
Other assets	226,210			254,674
	$5,983,227			$4,717,677

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,864,236	$11,356	0.23%	$3,817,176	$30,664	0.80%
Savings and money market	291,204	442	0.15%	37,671	181	0.48%
Time	79,439	1,483	1.87%	170,438	3,555	2.09%
Total deposits	5,234,879	13,281	0.25%	4,025,285	34,400	0.85%

Short-term borrowings	27,322	198	0.72%	129,031	3,131	2.43%
Securities sold under agreements to repurchase	49	—	—%	90	—	—%
Subordinated debentures	13,401	524	3.91%	13,401	750	5.60%
Senior debt	38,532	1,913	4.96%	—	—	—%
Total deposits and liabilities	5,314,183	15,916	0.30%	4,167,807	38,281	0.92%

Other liabilities	137,983			104,233
Total liabilities	5,452,166			4,272,040

Shareholders' equity	531,061			445,637
	$5,983,227			$4,717,677
Net interest income on tax equivalent basis*		$199,254			$148,290

Tax equivalent adjustment		166			292

Net interest income		$199,088			$147,998
Net interest margin *			3.45%			3.32%

* Full taxable equivalent basis, using a statutory rate of 21% for 2020 and 2019.

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Allowance for credit losses:	Year ended
	December 31,	December 31,
	2020	2019
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$12,875	$8,653

Loans charged-off:
SBA non-real estate	1,350	1,362
Direct lease financing	2,243	528
Other consumer loans	—	1,103
Total	3,593	2,993

Recoveries:
SBA non-real estate	103	125
Direct lease financing	570	51
Other consumer loans	—	2
Total	673	178
Net charge-offs	2,920	2,815
Provision credited to allowance, excluding commitment provision	6,127	4,400

Balance in allowance for credit losses at end of period	$16,082	$10,238
Net charge-offs/average loans	0.07%	0.12%
Net charge-offs/average assets	0.05%	0.06%

(1) Excludes activity from assets held for sale from discontinued operations. The beginning balance for the 2020 activity differs from the December 31, 2019 balance as a result of the implementation of Current Expected Credit Loss accounting.

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
	(in thousands)

SBL non-real estate	$255,318	$293,488	$293,692	84,579
SBL commercial mortgage	300,817	270,264	259,020	218,110
SBL construction	20,273	27,169	33,193	45,310
Small business loans *	576,408	590,921	585,905	347,999
Direct lease financing	462,182	430,675	422,505	434,460
SBLOC / IBLOC**	1,550,086	1,428,253	1,287,350	1,024,420
Advisor financing ***	48,282	26,600	15,529	—
Other specialty lending	2,179	2,194	2,706	3,055
Other consumer loans ****	4,247	3,809	4,003	4,554
	2,643,384	2,482,452	2,317,998	1,814,488
Unamortized loan fees and costs	8,939	6,308	4,739	9,757
Total loans, net of unamortized fees and costs	$2,652,323	$2,488,760	$2,322,737	1,824,245

Small business portfolio:	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
	(in thousands)

SBL, including unamortized fees and costs	577,944	590,314	583,935	352,214
SBL, included in commercial loans held at fair value	243,562	250,958	225,401	220,358
Total small business loans	$821,506	$841,272	$809,336	$572,572

* The preceding table shows small business loans and small business loans held at fair value. The small business loans held at fair value are comprised of the government guaranteed portion of SBA 7a loans at the dates indicated (in thousands). A reduction in SBL non-real estate from $293.5 million to $255.3 million in the fourth quarter resulted from the commencement of U.S. treasury repayments of PPP loans which totaled $42.1 million in fourth quarter 2020.

** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.

*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan to value ratios of 70%, based on third party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

**** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $663,000 and $882,000 at December 31, 2020 and December 31, 2019, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

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Small business loans as of December 31, 2020

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$338
Paycheck Protection Program Loans (PPP) (a)	168
Commercial mortgage SBA (b)	176
Construction SBA (c)	14
Unguaranteed portion of U.S. government guaranteed loans (d)	101
Non-SBA small business loans (e)	18
Total principal	$815
Unamortized fees and costs	7
Total small business loans	$822

(a) This is the portion of SBA 7a loans (7a) and PPP which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all of these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the bank adheres.

(c) Of the $14 million Construction SBA loans, $11 million are 504 first mortgages with an origination date LTV of 50-60% and $3 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $101 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $18 million non-SBA loans are mainly comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators and are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.

Additionally, the CARES Act of 2020 provided six months of principal and interest payments on 7a loans which generally ended in fourth quarter 2020 or in first quarter 2021. The Consolidated Appropriations Act, 2021, became law in December 2020 and provided for at least an additional three months of such payments on 7a loans, with up to eight months of payments on hotel and restaurant loans. Unlike the six months of CARES Act payments, these additional payments will be capped at $9,000 per month.

Small business loans by type as of December 31, 2020

(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels	$66	$3	$—	$69	22%
Full-service restaurants	12	1	3	16	5%
Baked goods stores	4	—	12	16	5%
Child day care services	14	1	1	16	5%
Car washes	10	1	—	11	4%
Offices of lawyers	10	—	—	10	3%
Assisted living facilities for the elderly	1	8	—	9	3%
Limited-service restaurants	4	—	4	8	2%
Funeral homes and funeral services	8	—	—	8	3%
Fitness and recreational sports centers	5	1	2	8	3%
General warehousing and storage	7	—	—	7	2%
All other amusement and recreation industries	5	—	1	6	2%
Outpatient mental health and substance abuse centers	5	—	—	5	2%
Gasoline stations with convenience stores	5	—	—	5	2%
Caterers	4	—	—	4	1%
Offices of dentists	4	—	—	4	1%
Other warehousing and storage	3	—	—	3	1%
New car dealers	3	—	—	3	1%
Drinking places (alcoholic beverages)	2	—	1	3	1%
Other**	66	—	32	98	32%
Total	$238	$15	$56	$309	100%

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* Of the SBL commercial mortgage and SBL construction loans, $63.3 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $2 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

State diversification as of December 31, 2020

(Excludes government guaranteed portion of SBA 7a and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$45	$8	$8	$61	20%
California	37	1	5	43	14%
Pennsylvania	30	—	4	34	11%
Illinois	25	1	3	29	9%
North Carolina	22	1	3	26	9%
New York	10	3	5	18	6%
Texas	12	—	5	17	6%
Tennessee	11	—	1	12	4%
New Jersey	4	—	7	11	4%
Virginia	9	—	2	11	4%
Georgia	5	—	2	7	2%
Colorado	3	1	2	6	2%
Michigan	3	—	1	4	1%
Ohio	3	—	1	4	1%
Washington	3	—	—	3	1%
Other States	16	—	7	23	6%
Total	$238	$15	$56	$309	100%

* Of the SBL commercial mortgage and SBL construction loans, $63.3 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of December 31, 2020

Type*	State	SBL commercial mortgage*	SBL construction*	Total
	(in millions)
Lawyers office	CA	$9	$—	$9
Hotel	FL	9	—	9
General warehouse and storage	PA	7	—	7
Hotel	NC	6	—	6
Assisted living facility for the elderly	FL	—	5	5
Outpatient mental health and substance abuse center	FL	5	—	5
Hotel	NC	5	—	5
Fitness and recreation sports center	PA	4	—	4
Hotel	PA	4	—	4
Hotel	TN	4	—	4
Total		$53	$5	$58

* All of the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, at fair value, excluding SBA loans, are as follows including LTV at origination:

Type as of December 31, 2020

Type	# Loans	Balance	Origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	161	$1,427	76%	4.77%
Hospitality (hotels and lodging)	11	68	65%	5.75%
Retail	8	52	70%	4.62%
Other	7	25	70%	5.22%
	187	$1,572	76%	4.82%
Fair value adjustment		(5)
Total		$1,567

State diversification as of December 31, 2020			15 largest loans (all multifamily) as of December 31, 2020

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(in millions)			(in millions)
Texas	$419	77%	North Carolina	$44	78%
Georgia	215	77%	Texas	38	79%
Arizona	123	76%	Texas	36	80%
North Carolina	114	77%	Pennsylvania	32	77%
Ohio	56	69%	Texas	29	75%
Alabama	55	76%	Nevada	28	80%
Other states	590	73%	Texas	27	77%
Total	$1,572	76%	Arizona	27	79%
			Mississippi	26	79%
			North Carolina	25	77%
			Texas	25	77%
			Texas	24	77%
			Georgia	23	79%
			California	23	65%
			Alabama	21	77%
			15 Largest loans	$428	77%

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Institutional banking loans outstanding at December 31, 2020

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,113	70%
Insurance backed lines of credit (IBLOC)	437	27%
Advisor financing	48	3%
Total	$1,598	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent periods, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at December 31, 2020

	Principal amount	% Principal to collateral
	(in millions)
	$49	37%
	17	38%
	14	31%
	12	25%
	12	30%
	10	42%
	10	21%
	9	28%
	9	35%
	8	73%
Total	$150	35%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us.  We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of August 14, 2020, all were rated Superior (A+ or better) by AM BEST.

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Direct lease financing* by type as of December 31, 2020

	Principal balance	% Total
	(in millions)
Government agencies and public institutions**	$84	18%
Construction	77	17%
Waste management and remediation services	64	14%
Real estate, rental and leasing	52	11%
Retail trade	41	9%
Health care and social assistance	27	6%
Transportation and Warehousing	24	5%
Professional, scientific, and technical services	20	4%
Manufacturing	16	4%
Wholesale trade	16	3%
Educational services	9	2%
Arts, entertainment, and recreation	6	1%
Other	26	6%
Total	$462	100%

* Of the total $462 million of direct lease financing, $421 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts

Direct lease financing by state as of December 31, 2020

State	Principal balance	% Total
	(in millions)
Florida	$94	20%
California	36	8%
New Jersey	33	7%
New York	32	7%
Pennsylvania	30	6%
North Carolina	25	5%
Maryland	24	5%
Utah	23	5%
Washington	16	4%
Connecticut	15	3%
Texas	13	3%
Missouri	13	3%
Georgia	11	2%
Alabama	10	2%
Idaho	9	2%
Other states	78	18%
Total	$462	100%

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Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2020
The Bancorp, Inc.	9.20%	14.43%	14.84%	14.43%
The Bancorp Bank	9.11%	14.27%	14.68%	14.27%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2019
The Bancorp, Inc.	9.63%	19.04%	19.45%	19.04%
The Bancorp Bank	9.46%	18.71%	19.11%	18.71%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31, (1)		December 31,
	2020	2019	2020	2019
Selected operating ratios:
Return on average assets	1.57%	0.15%	1.34%	1.09%
Return on average equity	16.83%	1.52%	15.08%	11.57%
Net interest margin	3.58%	3.12%	3.45%	3.32%

(1) Annualized

Book value per share table:	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
Book value per share	$10.10	$9.71	$9.28	$8.52

Loan quality table:	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
Nonperforming loans to total loans	0.48%	0.49%	0.44%	0.50%
Nonperforming assets to total assets	0.20%	0.20%	0.17%	0.16%
Allowance for credit losses	0.61%	0.63%	0.63%	0.56%

Nonaccrual loans	$12,227	$12,275	$9,957	$5,796
Loans 90 days past due still accruing interest	497	24	352	3,264
Other real estate owned	—	—	—	—
Total nonperforming assets	$12,724	$12,299	$10,309	$9,060

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2020	2020	2020	2019
	(in thousands)
Gross dollar volume (GDV) (2):
Prepaid and debit card GDV	$22,523,855	$23,964,508	$23,680,749	$19,104,327

(2) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

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Business line quarterly summary:
Quarter ended December 31, 2020
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.5%	$1,598	56%	39%
Small Business Lending****	4.9%	822	14%	13%
Leasing	6.4%	462	6%	29%
Commercial real estate (non SBA at fair value)	4.8%	1,567	nm	nm
Weighted average yield	4.2%	$4,449			Non-interest income
						% Growth
Deposits					Current quarter	Year over year
Payment solutions (prepaid and debit card issuance)	0.1%	$3,586	33%	nm	$ 17.8	5%
Card payment and ACH processing	0.3%	$1,037	41%	nm	$ 1.8	nm

* Average rates are for the quarter ended December 31, 2020.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities, Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies, and Advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

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Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)
Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2019	(46)	(46)
2020 Marks	—
Payments received	(116)
December 31, 2020 Bancorp book value**	$31

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the investment in a securitization of certain loans from the bank's discontinued loan portfolio.

** Approximately 34% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of December 31, 2020.

Walnut Street portfolio composition as of December 31, 2020

Collateral type	% of Portfolio
Commercial real estate non-owner occupied - Retail	67.4%
Construction and land	24.3%
Other	8.3%
Total	100.0%

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Cumulative analysis of marks on discontinued commercial loan principal as of December 31, 2020

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)
Commercial loan discontinued principal before marks	$64
Florida mall held in discontinued other real estate owned	42	(27)
Mark at December 31, 2020		(5)
Cumulative mark at December 31, 2020	$106	$(32)	30%

Analysis of discontinued commercial loan relationships as of December 31, 2020

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)
5 loan relationships > $5 million	$42	$—	$42	$(3)	$—	$(3)
Loan relationships < $5 million	9	9	18	—	(1)	(1)
	$51	$9	$60	$(3)	$(1)	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal September 30, 2020 before marks	$66
Quarterly paydowns and other reductions	(2)
Commercial loan discontinued principal December 31, 2020 before marks	$64
Marks December 31, 2020	(4)
Net commercial loan exposure December 31, 2020	$60
Residential mortgages	32
Net loans	$92
Florida mall in other real estate owned	15
7 properties in other real estate owned	7
Total discontinued assets at December 31, 2020	$114

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Discontinued commercial loan composition as of December 31, 2020

Collateral type	Unpaid principal balance	Mark December 31, 2020	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—%
Other	18	(0.1)	1%
Construction and land	11	(0.1)	1%
Commercial non-real estate and industrial	3	(0.1)	3%
1 to 4 family construction	9	(2.5)	28%
First mortgage residential non-owner occupied	8	—	—%
Commercial real estate owner occupied:
Retail	7	(0.7)	10%
Residential junior mortgage	1	—	—%
Other	1	—	—%
Total	64	$(4.1)	6%
Less: mark	(4)
Net commercial loan exposure December 31, 2020	$60	$(4.1)

Loan payment deferrals as of December 31, 2020

	Cumulative months deferred (1)	Total loan balance deferrals	Total loan balances	% of loan balances with deferrals
	(dollars in millions)
Commercial real estate loans held at fair value (excluding SBA loans shown below)	6.8	$50	$1,572	3.2%
Securities backed lines of credit, insurance backed lines of credit & advisor financing	—	—	1,598	—%
SBL commercial mortgage	5.6	67	419	16.0%
SBL construction	—	—	20	—%
SBL non-real estate and PPP	4.5	24	382	6.3%
Direct lease financing	3.0	1	462	0.2%
Discontinued operations	6.2	6	96	6.3%
Other consumer loans and specialty lending	—	—	7	—%
Total	5.8	$148	$4,556	3.2%
(1) Weighted average of cumulative months deferred for loans currently on deferral

Note: At December 31, 2020, SBA 7a loans, included in the three SBL loan balance categories above, totaled $439.0 million of which $101.0 million was not U.S. government guaranteed.   The CARES Act of 2020, or (“the CARES Act”), provided SBA 7a borrowers six months of principal and interest payments. The Consolidated Appropriations Act, 2021, became law in December 2020 and provided for an additional three months of payments on SBA 7a loans which begin on February 1, 2021. Accordingly, we expect deferrals to decrease when those payments are reinstituted at that date.

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SBA 7a deferral distribution by type as of December 31, 2020

(comprised of the unguaranteed portion of SBA 7a loans)

	Total	% Total
	(in thousands)
Hotels*	$4,924	34%
Sports and recreation instruction	1,157	8%
Offices of dentists	1,096	7%
Car washes	861	6%
Child and youth services	810	5%
Full-service restaurants*	763	5%
Limited-service restaurants*	512	3%
Sporting and athletic goods manufacturing	476	3%
All other miscellaneous food manufacturing	434	3%
Coin-operated laundries and drycleaners	405	3%
Administrative management and general management consulting services	333	2%
Commercial printing (except screen and books)	332	2%
Pet care (except veterinary) services	308	2%
Funeral homes and funeral services	308	2%
Industrial machinery and equipment merchant wholesalers	302	2%
Other	1,755	13%
Total	$14,776	100%

* At December 31, 2020, SBA 7a loans, included in SBL, totaled $439.0 million of which $101.0 million was not U.S. government guaranteed.   The CARES Act of 2020, or (“the CARES Act”), provided SBA 7a borrowers six months of principal and interest payments. The Consolidated Appropriations Act, 2021, became law in December 2020 and provided for an additional three months of payments on SBA 7a loans which begin on February 1, 2021. Accordingly, we expect deferrals to decrease when those payments are reinstituted at that date.

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